UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2026

MADISON SQUARE GARDEN SPORTS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President, Chief Financial Officer and Treasurer

On April 28, 2026, the Board of Directors of Madison Square Garden Sports Corp. (the “Company”) appointed Paul DiCicco as Executive Vice President, Chief Financial Officer and Treasurer effective May 11, 2026 or such later date as may be agreed (the “Commencement Date”).

Mr. DiCicco, 51, has served as Chief Financial Officer for Stephen Gould Corporation (“Stephen Gould”), a global, privately held, family-owned packaging, sourcing, and logistics company, since 2023, and previously served as Stephen Gould’s Corporate Controller from 2022 to 2023. In his roles at Stephen Gould, Mr. DiCicco oversaw the company’s finance, accounting, tax, financial planning & analysis and treasury functions. Prior to that, Mr. DiCicco served as the Senior Vice President, Corporate Controller for Harris Blitzer Sports and Entertainment LLC (“HBSE”), a sports and entertainment company, from 2018-2022, and as HBSE’s Vice President, Controller from 2016-2018. In his roles at HBSE, Mr. DiCicco directed finance & accounting, payroll, and ticket operations for HBSE’s sports and entertainment portfolio, including the Philadelphia 76ers and New Jersey Devils. Earlier in his career, Mr. DiCicco held senior accounting, finance and compliance roles at both public and private companies and served as an Assurance Business Advisory Services Manager at PricewaterhouseCoopers LLP.

Employment Agreement with Paul DiCicco

In connection with Mr. DiCicco’s appointment, Mr. DiCicco and the Company entered into an employment agreement (the “DiCicco Employment Agreement”), dated as of April 28, 2026, which contemplates Mr. DiCicco’s employment commencing effective as of the Commencement Date.

The DiCicco Employment Agreement provides for an annual base salary of not less than $650,000. Commencing with the Company’s fiscal year starting July 1, 2026, Mr. DiCicco will be eligible to participate in the Company’s annual bonus program with an annual target bonus equal to not less than 100% of annual base salary. Commencing with the Company’s fiscal year starting July 1, 2026, Mr. DiCicco will be eligible, subject to his continued employment by the Company, to participate in such long-term incentive programs that are made available in the future to similarly situated executives of the Company. It is expected that Mr. DiCicco will receive one or more annual long-term awards with an aggregate target value of not less than $650,000. Mr. DiCicco will be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to May 10, 2029, or one day prior to the third anniversary of the Commencement Date should the Commencement Date be a later date than May 11, 2026 (the “Scheduled Expiration Date”), Mr. DiCicco’s employment with the Company is terminated (i) by the Company other than for “cause” (as defined in the DiCicco Employment Agreement), or (ii) by Mr. DiCicco for “good reason” (as defined in the DiCicco Employment Agreement) and so long as cause does not then exist, then, subject to Mr. DiCicco’s execution of a separation agreement with the Company, the Company will provide him with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Mr. DiCicco’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Mr. DiCicco’s outstanding long-term cash awards (or portion thereof), if any, scheduled to vest on or before the next Annual Vesting Date (as defined in the DiCicco Employment Agreement) will immediately vest in full and will be payable to Mr. DiCicco to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Mr. DiCicco’s outstanding restricted stock or restricted stock units scheduled to vest on or before the next Annual Vesting Date will immediately be eliminated and will be payable or deliverable to Mr. DiCicco subject to satisfaction of any applicable performance criteria; and (e) each of Mr. DiCicco’s outstanding stock options and stock appreciation awards (or portion thereof), if any, scheduled to vest on or before the next Annual Vesting Date will immediately vest.

If Mr. DiCicco’s employment is terminated due to his death or “disability” (as defined in the Company’s long term disability plan) prior to the Scheduled Expiration Date, and at such time cause does not exist, then, subject to execution of a separation agreement (other than in the case of death), he or his estate or beneficiary will be provided with the benefits and rights set forth in clauses (b), (d) and (e) of the preceding paragraph and each of his outstanding long-term cash awards (or portion thereof), if any, scheduled to vest on or before the next Annual Vesting Date will immediately vest in full, whether or not subject to performance criteria, and will be payable as soon as reasonably practicable after Mr. DiCicco’s execution of a separation agreement; provided, that if any such long-term cash award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount will be at the target amount for such award, and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment amount of such award will be at the same time and to the same extent that other similarly situated executives at the Company receive payment as determined by the Compensation Committee of the Board of Directors of the Company (subject to the satisfaction of the applicable performance criteria).

The DiCicco Employment Agreement contains certain covenants by Mr. DiCicco, including a noncompetition agreement that restricts Mr. DiCicco’s ability to engage in competitive activities until the first anniversary of a termination of his employment with the Company; provided that if he remains employed with the Company through the Scheduled Expiration Date, then this agreement not to compete will expire on that date.

The description above is qualified in its entirety by reference to the DiCicco Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Transition of Victoria Mink

Victoria Mink, the Company’s current Executive Vice President, Chief Financial Officer and Treasurer, will cease serving in such role effective as of the Commencement Date. Thereafter, she will continue to be employed by the Company as Executive Vice President, Finance pursuant to her existing employment agreement to assist with the transition until such date as may be agreed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of April 28, 2026, between Madison Square Garden Sports Corp. and Paul DiCicco.†

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2026	MADISON SQUARE GARDEN SPORTS CORP.

	By:	/s/ Mark C. Cresitello
		Name:	Mark C. Cresitello
		Title:	Senior Vice President, Deputy General Counsel and Secretary